UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2012
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TIVO INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 21, 2012, following the recommendation of the Nominating and Governance Committee of the Board, the Board adopted and approved, effective immediately, the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), to adopt a majority vote standard for directors in an uncontested election of directors taking place after the Company's 2012 Annual Meeting of Stockholders. Under the majority vote standard, in order to be elected to the Board in an uncontested election, a nominee director must receive a greater number of votes cast “for” that director than the number of votes cast “against” that director. The Amended and Restated Bylaws retain plurality voting for contested elections. Prior to the adoption of the Amended and Restated Bylaws, members of the Board were to be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares represented and entitled to vote in the election, whether or not the election was contested.

The Board also adopted a policy in furtherance of the majority voting standard of the Amended and Restated Bylaws. Under the Board's policy, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board, or another duly authorized committee of the Board, will make a determination as to whether to recommend that the full Board accept or reject the tendered resignation generally within 90 days after certification of the election results of the stockholder vote.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.
(d)           The following exhibits are included with this Report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

TIVO INC.
(Registrant)

Date: February 24, 2012	By:	/s/ Matt Zinn
Name:Matt Zinn
SVP, General Counsel, Corporate Secretary and Chief Privacy Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws